                                                                       EXHIBIT 8

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           1440 New York Avenue, N.W.
                          Washington, D.C. 20005-2111

                                                                   April 9, 1997

Student Loan Marketing Association
1050 Thomas Jefferson Street, N.W.
Washington, D.C. 20007

Ladies and Gentlemen:

     You have requested our opinion regarding the discussion of certain U.S. federal income tax consequences under the caption "Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus, dated April 9, 1997 (the "Proxy Statement/Prospectus"), which is included in the Registration Statement on Form S-4 (Registration No. 333-21217), as amended (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Proxy Statement/Prospectus relates to the proposed Merger, as defined in the Agreement and Plan of Reorganization attached as Appendix A thereto (the "Agreement"), among the Student Loan Marketing Association, a federally-chartered corporation ("Sallie Mae"), SLM Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of Sallie Mae (the "Holding Company"), and Sallie Mae Merger Company, a Delaware corporation and a wholly-owned subsidiary of the Holding Company ("MergerCo"), of MergerCo with and into Sallie Mae with Sallie Mae as the surviving corporation. This opinion is delivered in accordance with the requirements of Item 601(a)(8) of Regulation S-K under the Securities Act. Unless otherwise defined herein, each capitalized term has the meaning ascribed to it in the Agreement.

     We have reviewed the Proxy Statement/Prospectus and such other materials as we have deemed necessary or appropriate as a basis for our opinion, and have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant to such opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based solely upon the foregoing, and subject to (i) the Merger being consummated in the manner described in the Agreement, (ii) the accuracy of facts concerning the Merger that have come to our attention during the engagement, and
(iii) the receipt of certain representations from Sallie Mae, Holding Company and certain shareholders of Sallie Mae, dated as of the Effective Time, all of which are in form and substance satisfactory to us, we are of the opinion that under current United States federal income tax law:

          Although the discussion set forth in the Proxy Statement/Prospectus under the heading "Certain Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the Merger to the Holding Company, Sallie Mae, MergerCo or holders of shares of Sallie Mae Common Stock, such discussion constitutes, in all material respects, a fair and accurate summary of the principal United States federal income tax consequences that may be relevant to holders of shares of Sallie Mae Common Stock that receive Holding Company Common Stock pursuant to the Merger.

     Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Merger. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

     In accordance with the requirements of Item 601(a)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/  SKADDEN, ARPS, SLATE,
                                             MEAGHER & FLOM LLP